Exhibit 99.1

MOHEGAN GAMING & ENTERTAINMENT ANNOUNCES

FIRST QUARTER FISCAL 2018 OPERATING RESULTS

Uncasville, Connecticut, February 1, 2018 – Mohegan Gaming & Entertainment, or MGE, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun Pocono in Wilkes-Barre, Pennsylvania, announced today the operating results for its first fiscal quarter ended December 31, 2017.

“The MGE team delivered another strong December quarter with nearly 10% year-over-year growth in Adjusted EBITDA,” said Mario Kontomerkos, Chief Executive Officer of MGE. “Results were led by another strong quarter at our flagship operation, Mohegan Sun in Connecticut, while Mohegan Sun Pocono, ilani and Resorts Atlantic City all showed encouraging metrics. We are looking forward to the addition of the Mohegan Sun Exposition and Convention Center, slated to open in the summer of 2018, which will continue to position Mohegan Sun as the premier gaming and entertainment destination in the Northeast for years to come, while we simultaneously prepare for significant international expansion in South Korea.”

Consolidated operating results for the first quarter ended December 31, 2017 (unaudited):

•	Net revenues of $331.5 million, relatively flat compared to the first quarter of fiscal 2017
•	Gaming revenues of $287.0 million, relatively flat compared to the first quarter of fiscal 2017
•	Gross slot revenues of $193.7 million, a 2.1% decrease from the first quarter of fiscal 2017
•	Table game revenues of $93.2 million, a 6.2% increase over the first quarter of fiscal 2017
•	Non-gaming revenues of $69.6 million, a 3.6% decrease from the first quarter of fiscal 2017
•	Income from operations of $55.0 million, an 11.3% increase over the first quarter of fiscal 2017
•	Net income attributable to MGE of $29.2 million compared to net loss attributable to MGE of $51.6 million in the first quarter of fiscal 2017
•	Adjusted EBITDA, a non-GAAP measure described below, of $76.0 million, a 9.9% increase over the first quarter of fiscal 2017

The growth in Adjusted EBITDA and income from operations was primarily driven by increased table game revenues at Mohegan Sun, combined with our continued efforts to contain overall operating costs and expenses. The increase in net income attributable to MGE reflected the impact of a $73.8 million loss on modification and early extinguishment of debt that was recorded in the first quarter of fiscal 2017, combined with the increase in income from operations.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2017	December 31, 2016	Variance	Percentage Variance
Adjusted EBITDA	$73,534	$65,174	$8,360	12.8%
Income from operations	$56,393	$49,349	$7,044	14.3%
Operating costs and expenses	$206,544	$209,854	$(3,310)	(1.6%	)
Net revenues	$262,937	$259,203	$3,734	1.4%
Gaming revenues	$226,746	$222,180	$4,566	2.1%
Non-gaming revenues	$57,136	$58,084	$(948)	(1.6%	)

The growth in Adjusted EBITDA and income from operations primarily resulted from increased table game revenues which benefited from higher year-over-year hold percentage, combined with lower entertainment and other promotional expenses. Overall revenue growth for the quarter was somewhat impacted by a difficult comparison due to Mohegan Sun’s 20th anniversary festivities which drove higher than normal business activity during the month of October 2016. Adjusted EBITDA margin increased 290 basis points to 28.0% for the quarter ended December 31, 2017 from 25.1% in the first quarter of fiscal 2017.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2017	December 31, 2016	Variance	Percentage Variance
Slots:
Handle	$1,802,424	$1,795,730	$6,694	0.4%
Gross revenues	$145,164	$148,181	$(3,017)	(2.0%	)
Net revenues	$139,723	$141,935	$(2,212)	(1.6%	)
Free promotional slot plays (1)	$16,228	$14,566	$1,662	11.4%
Weighted average number of machines (in units)	4,879	5,096	(217)	(4.3%	)
Hold percentage (gross)	8.1%	8.3%	(0.2%)	(2.4%	)
Win per unit per day (gross) (in dollars)	$323	$316	$7	2.2%

Table games:
Drop	$492,106	$515,285	$(23,179)	(4.5%	)
Revenues	$83,956	$77,198	$6,758	8.8%
Weighted average number of games (in units)	276	273	3	1.1%
Hold percentage (2)	17.1%	15.0%	2.1%	14.0%
Win per unit per day (in dollars)	$3,307	$3,072	$235	7.6%

Poker:
Revenues	$2,243	$2,167	$76	3.5%
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$580	$561	$19	3.4%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2017	December 31, 2016	Variance	Percentage Variance
Food and beverage:
Revenues	$16,302	$16,123	$179	1.1%
Meals served	758	702	56	8.0%
Average price per meal served (in dollars)	$15.77	$16.22	$(0.45)	(2.8%	)

Hotel (1):
Revenues	$13,657	$13,342	$315	2.4%
Rooms occupied	133	122	11	9.0%
Occupancy rate	92.7%	96.4%	(3.7%)	(3.8%	)
Average daily room rate (in dollars)	$99	$105	$(6)	(5.7%	)
Revenue per available room (in dollars)	$92	$102	$(10)	(9.8%	)

Retail, entertainment and other:
Revenues	$27,177	$28,619	$(1,442)	(5.0%	)
Arena events (in events)	29	30	(1)	(3.3%	)
Arena tickets	166	209	(43)	(20.6%	)
Average price per Arena ticket (in dollars)	$60.47	$58.70	$1.77	3.0%

(1)	The new 400-room Earth Hotel Tower opened on November 10, 2016.

Mohegan Sun Pocono

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2017	December 31, 2016	Variance	Percentage Variance
Adjusted EBITDA	$11,017	$10,959	$58	0.5%
Income from operations	$7,675	$7,910	$(235)	(3.0%	)
Operating costs and expenses	$57,129	$60,508	$(3,379)	(5.6%	)
Net revenues	$64,804	$68,418	$(3,614)	(5.3%	)
Gaming revenues	$60,260	$62,895	$(2,635)	(4.2%	)
Non-gaming revenues	$8,696	$10,721	$(2,025)	(18.9%	)

Adjusted EBITDA and income from operations were relatively flat due to our continued efforts to contain operating costs and expenses such as payroll costs and certain casino marketing and promotional expenses. The declines in gaming and non-gaming revenues reflected lower overall business volumes driven, in part, by a repositioning of our promotional offers. Adjusted EBITDA margin increased 100 basis points to 17.0% for the quarter ended December 31, 2017 from 16.0% in the first quarter of fiscal 2017.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2017	December 31, 2016	Variance	Percentage Variance
Slots:
Handle	$592,667	$617,579	$(24,912)	(4.0%	)
Gross revenues	$48,501	$49,645	$(1,144)	(2.3%	)
Net revenues	$48,474	$49,636	$(1,162)	(2.3%	)
Free promotional slot plays (1)	$11,393	$10,600	$793	7.5%
Weighted average number of machines (in units)	2,330	2,244	86	3.8%
Hold percentage (gross)	8.2%	8.0%	0.2%	2.5%
Win per unit per day (gross) (in dollars)	$226	$240	$(14)	(5.8%	)

Table games:
Drop	$49,098	$51,245	$(2,147)	(4.2%	)
Revenues	$9,225	$10,564	$(1,339)	(12.7%	)
Weighted average number of games (in units)	73	73	—	—
Hold percentage (2)	18.8%	20.6%	(1.8%)	(8.7%	)
Win per unit per day (in dollars)	$1,374	$1,573	$(199)	(12.7%	)

Poker:
Revenues	$574	$678	$(104)	(15.3%	)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$346	$409	$(63)	(15.4%	)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2017	December 31, 2016	Variance	Percentage Variance
Food and beverage:
Revenues	$5,518	$6,933	$(1,415)	(20.4%	)
Meals served	107	144	(37)	(25.7%	)
Average price per meal served (in dollars)	$21.65	$22.50	$(0.85)	(3.8%	)

Hotel:
Revenues	$1,250	$1,361	$(111)	(8.2%	)
Rooms occupied	18	20	(2)	(10.0%	)
Occupancy rate	83.4%	92.5%	(9.1%)	(9.8%	)
Average daily room rate (in dollars)	$64	$64	—	—
Revenue per available room (in dollars)	$54	$59	$(5)	(8.5%	)

Retail, entertainment and other:
Revenues	$1,928	$2,427	$(499)	(20.6%	)

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2017	December 31, 2016	Variance	Percentage Variance
Adjusted EBITDA	$(8,566)	$(6,990)	$(1,576)	(22.5%	)
Loss from operations	$(9,068)	$(7,839)	$(1,229)	(15.7%	)
Operating costs and expenses	$12,871	$11,270	$1,601	14.2%
Net revenues	$3,803	$3,431	$372	10.8%

Adjusted EBITDA and loss from operations for the quarter ended December 31, 2017 reflect increased development costs associated with our various diversification initiatives. The increase in net revenues reflected management fees earned in connection with our management contract with ilani Casino Resort, which opened in April 2017.

MGE Property Information

(in thousands, unaudited)	Net Revenues For the Three Months Ended		Income (Loss) from Operations For the Three Months Ended		Adjusted EBITDA For the Three Months Ended
	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016	2017	2016
Mohegan Sun	$262,937	$259,203	$56,393	$49,349	$73,534	$65,174
Mohegan Sun Pocono	64,804	68,418	7,675	7,910	11,017	10,959
Corporate	3,803	3,431	(9,068)	(7,839)	(8,566)	(6,990)
Inter-segment revenues	(60)	(60)	—	—	—	—

Total	$331,484	$330,992	$55,000	$49,420	$75,985	$69,143

Other Information

Liquidity

As of December 31, 2017, MGE held cash and cash equivalents of $113.0 million compared to $89.0 million as of September 30, 2017. As of December 31, 2017, $35.0 million was drawn on MGE’s $170.0 million revolving credit facility, while no amounts were drawn on MGE’s $25.0 million line of credit. As of December 31, 2017, letters of credit issued under the revolving credit facility totaled $50.2 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the revolving credit facility, MGE had approximately $84.8 million of borrowing capacity under its revolving credit facility and line of credit as of December 31, 2017.

Interest Expense

Interest expense decreased by $1.7 million, or 5.7%, to $28.3 million for the quarter ended December 31, 2017 compared to $30.0 million in the first quarter of fiscal 2017. The reduction in interest expense was attributable to lower weighted average interest rate driven by MGE’s October 2016 refinancing and April 2017 repricing transactions. Weighted average interest rate was 6.3% for the quarter ended December 31, 2017 compared to 6.7% in the first quarter of fiscal 2017. Weighted average outstanding debt was $1.82 billion for the quarter ended December 31, 2017 compared to $1.79 billion in the first quarter of fiscal 2017.

Capital Expenditures

The following table presents data related to capital expenditures (in millions):

	Capital Expenditures
	Three Months Ended December 31, 2017	Remaining Forecasted Fiscal Year 2018	Forecasted Fiscal Year 2018
Mohegan Sun:
Maintenance	$5.3	$28.0	$33.3
Development	8.3	0.2	8.5
Expansion - Mohegan Sun Exposition Center	17.4	40.9	58.3

Subtotal	31.0	69.1	100.1
Mohegan Sun Pocono:
Maintenance	2.6	5.3	7.9

Subtotal	2.6	5.3	7.9
Corporate:
Maintenance	—	0.5	0.5
Other - Project Inspire	14.2	86.8	101.0

Subtotal	14.2	87.3	101.5

Total	$47.8	$161.7	$209.5

Distributions to the Mohegan Tribe

Distributions to the Mohegan Tribe totaled $12.0 million for each of the quarters ended December 31, 2017 and 2016. Distributions to the Mohegan Tribe are anticipated to total $60.0 million for fiscal 2018.

Conference Call

MGE will host a conference call and simultaneous webcast regarding its first quarter of fiscal 2018 operating results on Thursday, February 1, 2018 at 11:00 a.m. (Eastern Standard Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(508) 637-5458 (International)

Conference ID: 12652339

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on MGE’s website at www.mohegangaming.com, under the “Financial Information/Financial Updates” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, February 1, 2018. This replay will run through February 15, 2018.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 12652339

A transcript will be available on MGE’s website for a period of 90 days following the conference call.

About MGE

MGE owns and operates Mohegan Sun, a gaming and entertainment complex located on an approximately 196-acre site on the Mohegan Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., MGE also owns and operates Mohegan Sun Pocono, a gaming and entertainment facility located on an approximately 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 5 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space, the 1,200-room luxury Sky Hotel Tower and the 400-room Earth Hotel Tower. Mohegan Sun Pocono operates in an approximately 400,000 square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, a 238-room hotel, 20,000 square feet of meeting and convention space, several dining and retail options and a bus passenger lounge.

MGE has expanded its business to several new markets across the country and internationally, including the management of Resorts Casino Hotel in Atlantic City, New Jersey, the development and management of ilani Casino Resort in Clark County, Washington, and the development and management of Project Inspire, a first-of-its-kind, multi-billion dollar integrated resort and casino project to be built at Incheon International Airport in South Korea.

More information about MGE and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mohegangaming.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of MGE. Information concerning potential factors that could affect MGE’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2017, as well as in MGE’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. MGE does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. MGE cannot assure that projected results or events will be achieved or will occur.

MOHEGAN GAMING & ENTERTAINMENT

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands)

(unaudited)

	For the Three Months Ended December 31, 2017	For the Three Months Ended December 31, 2016
Revenues:
Gaming	$287,006	$285,075
Food and beverage	21,820	23,056
Hotel	14,907	14,703
Retail, entertainment and other	32,888	34,465

Gross revenues	356,621	357,299
Less - Promotional allowances	(25,137)	(26,307)

Net revenues	331,484	330,992

Operating costs and expenses:
Gaming	164,315	169,382
Food and beverage	10,189	10,329
Hotel	7,005	6,203
Retail, entertainment and other	11,617	15,387
Advertising, general and administrative	50,377	50,396
Corporate	12,153	11,188
Depreciation and amortization	20,207	18,212
(Gain) loss on disposition of assets	(79)	20
Pre-opening	700	455

Total operating costs and expenses	276,484	281,572

Income from operations	55,000	49,420

Other income (expense):
Accretion of discount to the redemption liability	(1,733)	—
Interest income	3,869	2,900
Interest expense, net of capitalized interest	(28,336)	(30,035)
Loss on modification and early extinguishment of debt	—	(73,796)
Income (loss) from unconsolidated affiliates	175	(731)
Other income (expense), net	(285)	1

Total other expense	(26,310)	(101,661)

Net income (loss)	28,690	(52,241)
Loss attributable to non-controlling interests	519	619

Net income (loss) attributable to Mohegan Gaming & Entertainment	$29,209	$(51,622)

MOHEGAN GAMING & ENTERTAINMENT

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended
	December 31, 2017	December 31, 2016
Operating Results:
Gross revenues	$356,621	$357,299
Net revenues	$331,484	$330,992
Income from operations	$55,000	$49,420

Other Data:
Adjusted EBITDA	$75,985	$69,143
Capital expenditures	$47,757	$10,647
Cash interest paid	$36,026	$24,826
Distributions to the Tribe	$12,000	$12,000

	December 31, 2017	September 30, 2017
Balance Sheet Data:
Cash and cash equivalents	$113,020	$88,953
Long-term debt, including current portion	$1,672,348	$1,651,209
Redemption notes payable	$74,491	$—
MOHEGAN SUN SUPPLEMENTAL DATA (unaudited)
	For the Three Months Ended
	December 31, 2017	December 31, 2016
Operating results:
Gross revenues (in thousands)	$283,882	$280,264
Net revenues (in thousands)	$262,937	$259,203
Income from operations (in thousands)	$56,393	$49,349
Operating margin	21.4%	19.0%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$73,534	$65,174
Adjusted EBITDA margin	28.0%	25.1%

Capital expenditures (in thousands)	$30,932	$6,894

Weighted average number of units:
Slot machines	4,879	5,096
Table games	276	273
Poker tables	42	42

Win per unit per day:
Slot machines (gross)	$323	$316
Table games	$3,307	$3,072
Poker tables	$580	$561

Hold percentage:
Slot machines (gross)	8.1%	8.3%
Table games	17.1%	15.0%

Food and beverage statistics:
Meals served (in thousands)	758	702
Average price per meal served	$15.77	$16.22

Hotel statistics:
Rooms occupied (in thousands)	133	122
Occupancy rate	92.7%	96.4%
Average daily room rate	$99	$105
Revenue per available room	$92	$102

Entertainment statistics:
Arena events (in events)	29	30
Arena tickets (in thousands)	166	209
Average price per Arena ticket	$60.47	$58.70

MOHEGAN SUN POCONO

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended
	December 31, 2017	December 31, 2016
Operating results:
Gross revenues (in thousands)	$68,956	$73,616
Net revenues (in thousands)	$64,804	$68,418
Income from operations (in thousands)	$7,675	$7,910
Operating margin	11.8%	11.6%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$11,017	$10,959
Adjusted EBITDA margin	17.0%	16.0%

Capital expenditures (in thousands)	$2,610	$1,255

Weighted average number of units:
Slot machines	2,330	2,244
Table games	73	73
Poker tables	18	18

Win per unit per day:
Slot machines (gross)	$226	$240
Table games	$1,374	$1,573
Poker tables	$346	$409

Hold percentage:
Slot machines (gross)	8.2%	8.0%
Table games	18.8%	20.6%

Food and beverage statistics:
Meals served (in thousands)	107	144
Average price per meal served	$21.65	$22.50

Hotel statistics:
Rooms occupied (in thousands)	18	20
Occupancy rate	83.4%	92.5%
Average daily room rate	$64	$64
Revenue per available room	$54	$59

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended
	December 31, 2017	December 31, 2016
Operating results:
Gross revenues (in thousands)	$3,843	$3,479
Net revenues (in thousands)	$3,803	$3,431
Loss from operations (in thousands)	$(9,068)	$(7,839)

Adjusted EBITDA (in thousands)	$(8,566)	$(6,990)

Capital expenditures (in thousands)	$14,215	$2,498

MOHEGAN GAMING & ENTERTAINMENT

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Net Income (Loss) to Adjusted EBITDA:

Reconciliations of net income (loss), a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, to Adjusted EBITDA are shown below (in thousands):

	For the Three Months Ended
	December 31, 2017	December 31, 2016
Net income (loss)	$28,690	$(52,241)
Other (income) expense, net	285	(1)
(Income) loss from unconsolidated affiliates	(175)	731
Loss on modification and early extinguishment of debt	—	73,796
Interest expense, net of capitalized interest	28,336	30,035
Interest income	(3,869)	(2,900)
Accretion of discount to the redemption liability	1,733	—

Income from operations	55,000	49,420

Adjusted EBITDA attributable to non-controlling interests	157	1,036
Pre-opening	700	455
(Gain) loss on disposition of assets	(79)	20
Depreciation and amortization	20,207	18,212

Adjusted EBITDA	$75,985	$69,143

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended December 31, 2017
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Pre-Opening	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$56,393	$16,844	$(96)	$80	$313	$73,534
Mohegan Sun Pocono	7,675	3,325	17	—	—	11,017
Corporate	(9,068)	38	—	620	(156)	(8,566)

Total	$55,000	$20,207	$(79)	$700	$157	$75,985

	For the Three Months Ended December 31, 2016
	Income (Loss) from Operations	Depreciation and Amortization	(Gain) Loss on Disposition of Assets	Pre-Opening	Adjusted EBITDA Attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$49,349	$15,141	$20	$455	$209	$65,174
Mohegan Sun Pocono	7,910	3,049	—	—	—	10,959
Corporate	(7,839)	22	—	—	827	(6,990)

Total	$49,420	$18,212	$20	$455	$1,036	$69,143

Adjusted EBITDA Explanation:

Net income before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. MGE historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents net income before interest, depreciation and amortization, gain or loss on disposition of assets, pre-opening costs and expenses, accretion of discount to a redemption liability, loss on modification and early extinguishment of debt, income or loss from unconsolidated affiliates, other non-operating income and expense and Adjusted EBITDA attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate MGE’s operations and, when viewed with both MGE’s GAAP results and the reconciliations provided, MGE believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) MGE believes it enhances an overall understanding of MGE’s past and current financial performance; (2) MGE believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of MGE’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) MGE uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of MGE’s performance) or cash flows provided by operating activities (as an indicator of MGE’s liquidity), nor should it be considered as an indicator of MGE’s overall financial performance. MGE’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest and depreciation and amortization. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of MGE’s results. MGE compensates for these limitations by providing relevant disclosures of items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. MGE strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Contact:

Mario C. Kontomerkos

Chief Executive Officer

Mohegan Gaming & Entertainment

(860) 862-8000